Exhibit 16.1

KEMPISTY & COMPANY CERTIFIED PUBLIC ACCOUNTANTS, P.C. 15 MAIDEN LANE – SUITE 1003 – NEW YORK, NY 10038 – TEL (212) 406-7CPA (7272) – FAX (212) 513-1930

February 8, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Gentlemen:

We have read Item 4.01 of Form 8-K/A dated February 8, 2010 of FLM Minerals Inc. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in item 4.01.

Very truly yours,

PHILIP C. KEMPISTY, CPA
Kempisty & Company
Certified Public Accountants, P.C.